Exhibit 3.2

CERTIFICATE OF FORMATION

OF

RELAY MERGER SUB LLC

This Certificate of Formation of Relay Merger Sub LLC (the “LLC”) has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (Title 6, Chapter 18, Delaware Code § 18-201, et seq.).

FIRST. The name of the limited liability company formed hereby is Relay Merger Sub LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, DE 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is the Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, DE 19808.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 14th day of September 2026.

RELAY MERGER SUB LLC

By:	/s/ Laura-Jayne Urso
Name:	Laura-Jayne Urso
Title:	Authorized Person